Exhibit (j)(1)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the caption “Independent Registered Public Accounting Firm, Reports to Shareholders, and Financial Statements” in the Statement of Additional Information and to the incorporation by reference of our report dated May 21, 2014 on the financial statement of Central Cash Management Fund (one of the series of Investors Cash Trust) included in the Fund’s Annual Report for the fiscal year ended March 31, 2014.

                                                                                                                        /s/ ERNST & YOUNG LLP

Boston, Massachusetts
July 28, 2014